Schedule 14A Information

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. __)

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[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission

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[X] Definitive Additional Materials

[ ] Soliciting Material under Section 240.14a-12

FRANKLIN INVESTORS SECURITIES TRUST

_________________________________________________________________

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Mutual fund Proxy Fact Sheet For: Franklin Adjustable

U.S. Government Securities Fund

Special Meeting Important Dates		Special Meeting Location
Record Date	NOVEMBER 25, 2022	OFFICES OF FRANKLIN TEMPLETON
Mail Date	DECEMBER 9, 2022	ONE FRANKLIN PARKWAY
Meeting Date	JANUARY 26, 2023 @ 10:00 AM (PT)	SAN MATEO, CALIFORNIA 94403-1906
Additional Information		Contact Information
Tickers	SEE PAGE 6	Inbound Line	1-866-796-7179
CUSIPs	SEE PAGE 6	Website	www.franklintempleton.com

Note: Capitalized terms used herein and not defined herein are used with the meanings given them in the Franklin Adjustable U.S. Government Securities Fund Proxy Statement.

What are Shareholders being asked to vote on?

1.	To approve modifications to the Fund’s current fundamental investment goal;

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – “FOR”

2.	To approve the reclassification of the Fund’s investment goal from a fundamental policy to a non-fundamental policy;

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – “FOR”

3.	To approve the use of a “manager of managers” structure whereby the Fund’s investment manager would be able to hire and replace affiliated and unaffiliated subadvisers without shareholder approval;

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – “FOR”

4.	To approve an amended fundamental investment restriction regarding investments in commodities;

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – “FOR”

PROPOSAL 1: To approve modifications to the Fund’s current fundamental investment goal;

What are shareholders being asked to approve?

Shareholders of the Franklin Adjustable U.S. Government Securities Fund (the Fund), a series of Franklin Investors Securities Trust (the Trust), are being asked to approve changing the Fund’s current fundamental investment goal.

What are the Fund’s current and proposed fundamental investment goals?

The Fund’s current investment goal is to seek a “high level of current income, while providing lower volatility of principal than a fund that invests in fixed-rate securities.”

Shareholders of the Fund are being asked to approve changing the Fund’s current fundamental investment goal to read as follows: “to seek a high level of current income, consistent with preservation of capital.”

For Internal Distribution Only	Page 1

Why are shareholders being asked to approve modifications to the Fund’s fundamental investment goal?

Under normal market conditions, the Fund has invested at least 80% of its net assets in “adjustable-rate U.S. government mortgage securities.” The Fund’s investment manager, Franklin Advisers, Inc. (FAV), has faced substantial challenges managing the Fund in accordance with its current investment goal and strategies due to the limited universe of eligible adjustable-rate mortgage securities, whose issuances have significantly declined over the past 14 years. As a result, FAV has proposed to broaden the Fund’s eligible investment universe to include both adjustable-rate and fixed-rate U.S. government mortgage securities, among other investments.

The Fund’s investment goal is classified as a fundamental policy and may not be amended without shareholder approval. Therefore, the Trust’s Board of Trustees (the Board) is recommending that shareholders approve changing the Fund’s investment goal to “to seek a high level of current income, consistent with preservation of capital.”

What effect will changing the Fund’s investment goal have on the Fund?

The Board and FAV are recommending changing the Fund’s investment goal so that the Fund can pursue a more flexible and broader U.S. government securities strategy. Such changes to the Fund’s investment goal would broaden the Fund’s investment universe and provide FAV with more flexibility to achieve the Fund’s investment goal of providing a high level of current income, while still maintaining a high-quality investment solution for shareholders.

Will approval of the change to the fundamental investment goal result in additional changes to the Fund?

In connection with the proposed changes to the Fund’s investment goal, FAV has proposed, and the Board has approved, the following additional changes, subject to shareholder approval of the modified investment goal:

i)	changing the Fund’s name to the “Franklin Low Duration U.S. Government Securities Fund” to reflect a broadened U.S. government securities market investment mandate for the Fund;

and

ii)	changing certain principal investment strategies of the Fund, including changing the Fund’s existing 80% investment policy and increasing the Fund’s authority to use certain derivative instruments in connection with the revised investment strategies.

If the proposed changes to the Fund’s investment goal are adopted, the Fund will pursue its new investment goal by investing, under normal market conditions, at least 80% of its net assets in U.S. government securities. In addition, in connection with the revised strategies, the Fund will also target an estimated portfolio duration of 1 to 3.5 years.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

PROPOSAL 2: To approve the reclassification of the Fund’s investment goal from a fundamental policy to a non-fundamental policy;

What are shareholders being asked to approve?

Shareholders are being asked to approve the reclassification of the Fund’s investment goal from a fundamental policy to a non-fundamental policy.

For Internal Distribution Only	Page 2

What is the difference between a fundamental policy and a non-fundamental policy?

The Board is recommending that the Fund’s investment goal be changed from a “fundamental policy,” which requires shareholder approval of any changes, to a non-fundamental policy, which means that the policy can be changed by the Board without shareholder approval, upon at least 60 days’ advance notice to shareholders.

Why is the Board proposing to change the Fund’s investment goal from fundamental to non-fundamental?

Federal securities laws do not require a fund’s investment goal to be a fundamental policy. Many investment companies do not to designate their investment goals as fundamental policies, and new funds recently launched by Franklin Templeton (FT) typically designate their investment goals as non-fundamental.

Because obtaining shareholder approval is time consuming and costly, the Board is recommending that the Fund’s investment goal be reclassified from a fundamental policy to a non-fundamental policy so that the Fund has the flexibility to modify its investment goal without incurring the costs associated with seeking shareholder approval if, in the future, the Board believes that it is beneficial to the Fund and its shareholders to amend its investment goal as a result of competitive, regulatory, market or other changes.

What effect will reclassifying the Fund’s investment goal as non-fundamental have on the management of the Fund?

If the reclassification is approved, should the Board and the Fund’s investment manager in the future determine that the Fund’s investment goal no longer serves the best interests of shareholders, the Board could authorize changes to the Fund’s investment goal upon 60 days’ advance notice to shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2

PROPOSAL 3: To approve the use of a “manager of managers” structure whereby the Fund’s investment manager would be able to hire and replace affiliated and unaffiliated subadvisers without shareholder approval;

What are shareholders being asked to approve?

Shareholders of the Fund are being asked to approve the use of a “manager of managers” structure that would permit the Fund’s investment manager, subject to Board approval, to appoint and replace subadvisers that are affiliated with FT, and subadvisers that are not affiliated with FT, without obtaining prior shareholder approval (the Manager of Managers Structure).

How will the Manager of Managers Structure affect the Fund?

If the proposal is approved for the Fund, and the Board and the Fund’s investment manager believe that the use of one or more subadvisers would be in the best interests of the Fund, the Fund’s shareholders generally would not be asked to approve hiring a subadviser for the Fund, assuming the conditions of the Manager of Managers Order issued by the U.S. Securities and Exchange Commission (the SEC) are met.

For Internal Distribution Only	Page 3

Rather, the Fund’s investment manager, with the approval of the Board, including a majority of the Independent Trustees, would be able to appoint subadvisers and make appropriate changes to the subadvisory agreements without seeking shareholder approval. The Fund would, however, inform shareholders of the hiring of any new subadviser within 90 days after the hiring of the subadviser.

see page 5 of fact sheet for information relating to the manager of managers order

How will approval of the Manager of Managers structure affect the Fund’s and shareholders’ fees?

The use of the Manager of Managers Structure will not change the fees paid to the investment manager by the Fund or fees paid by the Fund’s shareholders.

How will approval of the Manager of Managers Structure benefit the Fund?

The Manager of Managers Structure would enable the Fund to operate with greater efficiency in the future by allowing the Fund to use both affiliated and unaffiliated subadvisers best suited to its needs without incurring the expense and potential delays that could be associated with obtaining shareholder approvals.

Does the Fund have plans to appoint or replace subadvisers?

The investment manager for the Fund currently does not intend to use the Manager of Managers Structure for the Fund because near-term changes to the portfolio management structure for the Fund are not anticipated.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3

PROPOSAL 4: To approve an amended fundamental investment restriction regarding investments in commodities;

What are shareholders being asked to approve?

The Investment Company Act of 1940 (the 1940 Act) requires every investment company to disclose a fundamental investment policy governing purchases and sales in commodities.

A “fundamental” investment restriction may be modified only by a vote of a majority of the investment company’s outstanding voting securities (as defined in the 1940 Act). Shareholders are being asked to approve an amended fundamental investment restriction regarding investments in commodities.

see page 5 of fact sheet for comparison between current and proposed fundamental investment restrictions regarding commodities

Why are shareholders being asked to approve modifications to the Fund’s fundamental investment restriction regarding investments in commodities?

Since the adoption of the Fund’s current fundamental investment restriction regarding commodities, the financial markets and related regulations by the SEC, the U.S. Commodity Futures Trading Commission (the CFTC) and other governmental agencies have evolved, and new types of financial instruments have become available as potential investment opportunities, including commodity-linked instruments.

FT and the Board are recommending that the Fund amend its current fundamental investment restriction regarding investments in commodities to provide the Fund with the flexibility to adapt to continuously changing regulation and to react to changes in the financial markets and the development of new investment opportunities and instruments, in accordance with the Fund’s investment goal and subject to oversight by the Board.

For Internal Distribution Only	Page 4

What effect will amending the current commodities restriction have on the Fund?

The proposed amended fundamental investment restriction would clarify the ability of the Fund to engage in transactions involving currencies and other derivative transactions, such as futures contracts, forward contracts, commodity options and swaps, subject to oversight by the Board.

Notwithstanding the potential flexibility provided by the proposed fundamental investment restriction, the Fund is subject to limitations established from time to time by the Board regarding the use of derivatives.

In addition, FAV, with respect to the Fund, currently relies on CFTC Rule 4.5 for an exclusion from commodity pool operator registration. FAV intends to continue to limit the Fund’s use of commodity interests to the trading limitations set forth in such rule, as well as other applicable laws and regulations.

It is not anticipated that the adoption of the proposed amended investment restriction would involve additional material risk to the Fund or affect the way the Fund is currently managed or operated.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4

INFORMATION RELATING TO THE MANAGERS OF MANAGERS ORDER

The provisions of the 1940 Act that apply to the Fund require that investment management agreements between funds and their investment managers (including subadvisers) be approved by shareholders.

The SEC, however, has issued an exemptive order (the Order) to FT that permits FAV and many other subsidiaries of Franklin Resources, Inc. that provide investment management services ( Investment Manager Affiliates) and any existing or future registered open-end investment company or series advised by FAV or the Investment Manager Affiliates to hire certain new subadvisers without obtaining shareholder approval, subject to the approval of the investment company’s board of trustees, including a majority of the Independent Trustees, and certain other conditions.

The Order would allow the Fund’s investment manager to hire, without shareholder approval, new subadvisers that are affiliated with the investment manager (e.g., the investment manager and the subadviser are both wholly-owned by Franklin Resources, Inc.), and new subadvisers that are not affiliated with the investment manager in any way (the Manager of Managers Structure).

Before the Fund may rely on the Order, the Fund’s use of the Manager of Managers Structure must be approved by the affirmative 1940 Act Majority Vote of the Fund’s shareholders.

COMPARISON BETWEEN CURRENT AND PROPOSED FUNDAMENTAL INVESTMENT RESTRICTIONS REGARDING COMMODITIES

What is the difference in the wording between the Fund’s current and proposed fundamental investment restriction regarding commodities?

Current	Proposed

The Fund’s current fundamental investment restriction regarding investments in commodities is as follows:

[The Fund may not:] purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) engaging in transactions involving currencies and futures contracts and options thereon or (ii) investing in securities or other instruments that are secured by physical commodities.

The proposed amended fundamental investment restriction regarding investments in commodities is as follows:

[The Fund may not:] purchase or sell commodities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

For Internal Distribution Only	Page 5

VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At:

https://vote.proxyonline.com/Franklin/docs/AdjustableUSGov.pdf

AST Fund Solutions, LLC is identified in the Proxy Statement as the Fund’s proxy solicitor.

NAME OF FUND	CLASS	TICKER	CUSIP
Franklin Adjustable U.S. Government Securities Fund	Advisor	FAUZX	353612625
Franklin Adjustable U.S. Government Securities Fund	A	FISAX	353612302
Franklin Adjustable U.S. Government Securities Fund	A1	FAUGX	353612476
Franklin Adjustable U.S. Government Securities Fund	C	FCSCX	353612732
Franklin Adjustable U.S. Government Securities Fund	R6	FAURX	353612492

For Internal Distribution Only	Page 6

Franklin Templeton One Franklin Parkway San Mateo, CA 94403 tel (800) 632-2301 franklintempleton.com

January 5, 2023

Dear Valued Shareholder:

As a shareholder of Franklin Adjustable U.S. Government Securities Fund, you should have recently received in the mail important proxy voting material requesting your vote on the following Proposals:

1.	To approve modifications to the Fund’s current fundamental investment goal.

2.	To approve the reclassification of the Fund’s investment goal from a fundamental policy to a non-fundamental policy.

3.	To approve the use of a “manager of managers” structure.

4.	To approve an amended fundamental investment restriction regarding investments in commodities.

According to our records, we have not yet received your proxy vote. If the Fund does not receive sufficient votes to pass the proposal as detailed in the proxy materials previously mailed to you, we may occasionally call shareholders to encourage them to vote. In efforts to keep Fund costs down, we’d greatly appreciate your vote on this important proposal.

Voting is easy and fast. You can vote your proxy using one of the options below:

●	Online: Visit the website indicated on the proxy card.

●	Phone: Call (866) 796-7179. You can speak to a live operator if you need assistance.

●	Mail: Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

By casting your proxy vote now, you will ensure that your shares are represented and that we will not need to contact you further relating to this issue.

Shareholders will vote on the proposal at the Special Meeting of Shareholders to be held on January 26, 2023. Detailed information about the Special Meeting of Shareholders and the proposal can be found in the proxy statement, or online at:

https://vote.proxyonline.com/Franklin/docs/AdjustableUSGov.pdf

If you have any questions about the proposal, you may contact your financial advisor or AST Fund Solutions at (866) 796-7179.

Sincerely,

Steven J. Gray

Co-Secretary and Vice President

Franklin Investors Securities Trust

Enclosure

Not FDIC Insured	May Lose Value	No Bank Guarantee	R1_18557_RN

Franklin Templeton One Franklin Parkway San Mateo, CA 94403 tel (800) 632-2301 franklintempleton.com

January 5, 2023

Dear Valued Shareholder:

As a shareholder of Franklin Adjustable U.S. Government Securities Fund, you should have recently received in the mail important proxy voting material requesting your vote on the following Proposals:

1.	To approve modifications to the Fund’s current fundamental investment goal.

2.	To approve the reclassification of the Fund’s investment goal from a fundamental policy to a non-fundamental policy.

3.	To approve the use of a “manager of managers” structure.

4.	To approve an amended fundamental investment restriction regarding investments in commodities.

According to our records, we have not yet received your proxy vote. If the Fund does not receive sufficient votes to pass the proposal as detailed in the proxy materials previously mailed to you, we may occasionally call shareholders to encourage them to vote. In efforts to keep Fund costs down, we’d greatly appreciate your vote on this important proposal.

Voting is easy and fast. You can vote your proxy using one of the options below:

●	Online: Visit the website indicated on the proxy card.

●	Phone: Call (866) 342-2676. You can speak to a live operator if you need assistance.

●	Mail: Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

By casting your proxy vote now, you will ensure that your shares are represented and that we will not need to contact you further relating to this issue.

Shareholders will vote on the proposal at the Special Meeting of Shareholders to be held on January 26, 2023. Detailed information about the Special Meeting of Shareholders and the proposal can be found in the proxy statement, or online at:

https://vote.proxyonline.com/Franklin/docs/AdjustableUSGov.pdf

If you have any questions about the proposal, you may contact your financial advisor or AST Fund Solutions at (866) 342-2676 Ext. 12.

Sincerely,

Steven J. Gray

Co-Secretary and Vice President

Franklin Investors Securities Trust

Enclosure

Not FDIC Insured	May Lose Value	No Bank Guarantee	R1_18557_O

Franklin Adjustable

U.S. Government Securities Fund

Level I Answering Machine Script

Hello.

I am calling on behalf of Franklin Templeton regarding your current investment in the Franklin Adjustable U.S. Government Securities Fund.

The Special Meeting of Shareholders of the Fund is scheduled to take place on January 26, 2023. Shareholders are being asked to consider and vote on important matters about the operation of the Fund. As of today, your vote has not been registered.

For more information or to cast your vote, please contact us at 1-866-796-7179 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.

Franklin Adjustable U.S. Government Securities Fund Level I Call Guide (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment in the Franklin Adjustable U.S. Government Securities Fund. You were recently sent proxy materials asking for your vote at the Special Meeting of Shareholders of the Fund scheduled to take place on January 26, 2023.

Have you received and had the opportunity to review the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees has unanimously recommended a vote “For” each of the proposals.

If “No” or negative response:

I would be happy to review the meeting agenda with you and record your vote by phone; however, your Board of Trustees has unanimously recommended a vote “For” each of the proposals.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Franklin Adjustable U.S. Government Securities Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

●	Please state your full name. (Pause)

●	According to our records, you reside in (city, state, zip code). (Pause)

●	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

FOR INTERNAL DISTRIBUTION ONLY	Updated 11-21-2022

Franklin Adjustable U.S. Government Securities Fund Level I Call Guide (CONFIRM RECEIPT OF PROXY MATERIAL)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 11-21-2022

Alternative Outreach Communications Level I AOC (Start of Campaign Call Guide)

Hello.

This call is regarding your investment with the Franklin Adjustable U.S. Government Securities Fund.

The Special Meeting of Shareholders of the Fund is scheduled to take place on January 26, 2023.

We are calling to offer you a quick and convenient way of voting your proxy which will help the Franklin Adjustable U.S. Government Securities Fund achieve its Shareholder Meeting objectives. To cast your vote with a live representative, please press 1.

(Pause and listen 2 seconds)

This process is simple and will only take a few moments of your time. To cast your vote, please press 1 now.

(Pause and listen 2 seconds)

If you have any questions about the Special Meeting or your vote, please press 2 now or for more information about your investment with the Franklin Adjustable U.S. Government Securities Fund, please press 3 now.

(Pause and listen 2 seconds)

[The recording the shareholder will hear if they opt to press 3]

“As of November 25, 2022, you owned one or more investments in the Franklin Adjustable U.S. Government Securities Fund. Please hold for a representative who can provide additional information.”

To repeat this message press 9 or for further assistance press 2 now to speak to a representative. To end this call press 5.

(Pause and listen 2 seconds)

If you received this message on your answering machine you may contact us toll free at 1-866-796-7179 Monday through Friday from 9am to 10pm Eastern Time. (Recording 8.wav)

ANSWERING MACHINE Script for AOC

Hello. We are calling on behalf of your investment with the Franklin Adjustable U.S. Government Securities Fund. The Special Meeting of Shareholders of the Fund is scheduled to take place on January 26, 2023 and our records indicate that your vote has not been registered.

FOR INTERNAL DISTRIBUTION ONLY	Updated 12-06-22

Alternative Outreach Communications Level I AOC (Start of Campaign Call Guide)

To conveniently vote your shares by phone, please contact us at your earliest convenience at 1-866-796-7179 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important and your time is greatly appreciated. Thank you and have a good day.

FOR INTERNAL DISTRIBUTION ONLY	Updated 12-06-22

MUTUAL FUND SERVICES

Shareholder Name Address 1 Address 2 Address 3

Franklin Adjustable U.S. Government
Securities Fund

Dear Shareholder:

As a shareholder of Franklin Adjustable U.S. Government Securities Fund, you are an important part of the decisions made regarding the fund. We are requesting your prompt response pertaining to an important operating initiative. We need to hear from you no later than January 25, 2023 to ensure your voice is heard on this matter.

It is very important that we speak to you regarding this matter. Please contact our proxy vendor, AST Fund Solutions, toll-free at (866) 796-7179 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday. At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:
Investor ID:	Security ID:
Shares owned:	Household ID:

There is no confidential information required and the call will only take a few moments of your time. Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

Steven J. Gray

Co-Secretary and Vice President

Franklin Investors Securities Trust

This is not a scam, fraud or scheme. This document relates to an investment you own in the Franklin Adjustable U.S. Government Securities Fund through a broker, bank or direct with Franklin Templeton.